EXHIBIT 99.4

Albertsons Companies, LLC

New Albertson’s, Inc.

Safeway Inc.

Albertson’s LLC

and the

Additional Issuers

Letter to DTC Participants Regarding

OFFER TO EXCHANGE

$1,250,000,000 Aggregate Principal Amount of their

6.625% Senior Notes due 2024 (CUSIP Number 013093 AB5)

which Have Been Registered under the Securities Act of 1933, as amended,

for a Like Aggregate Principal Amount of 6.625% Senior Notes due 2024

(CUSIP Numbers 013093 AA7/U01259 AA5)

and

$1,250,000,000 Aggregate Principal Amount of their

5.750% Senior Notes due 2025 (CUSIP Number 013093 AD1)

which Have Been Registered under the Securities Act of 1933, as amended,

for a Like Aggregate Principal Amount of 5.750% Senior Notes due 2025

(CUSIP Numbers 013093 AC3/U01259 AB3)

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

We are enclosing herewith the documents listed below relating to the offer (the “Exchange Offer”) of Albertsons Companies, LLC, a Delaware limited liability company, New Albertson’s, Inc., an Ohio corporation, Safeway Inc., a Delaware corporation and Albertson’s LLC, a Delaware limited liability company (the “Lead Issuers”) and the Additional Issuers (together with the Lead Issuers, the “Issuers”) to exchange (i) $1,000 principal amount of their 6.625% Senior Notes due 2024 (the “New 2024 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for each $1,000 principal amount of their issued and outstanding 6.625% Senior Notes due 2024 (the “Original 2024 Notes”) and (ii) $1,000 principal amount of their 5.750% Senior Notes due 2025 (together with the New 2024 Notes, the “New Notes”), which have been registered under the Securities Act, for each $1,000 principal amount of their issued and outstanding 5.750% Senior Notes due 2025 (together with the Original 2024 Notes, the “Original Notes”), upon the terms and subject to the conditions set forth in the Prospectus of the Issuers, dated                 , 2017 (the “Prospectus”), and the related Letter of Transmittal. Capitalized terms used but not defined herein have the meanings given to them in the Letter of Transmittal.

Enclosed herewith are copies of the following documents:

1. Prospectus dated                 , 2017,

2. Letter of Transmittal for your use in connection with the tender of Existing Notes and for the information of your clients

3. Notice of Guaranteed Delivery; and

4. Letter that may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, which includes an instruction form for obtaining such client’s instruction with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 pm, New York City time, on [●], 2017, unless extended.

The Exchange Offer is not conditioned upon any minimum principal amount of Original Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Issuers that: (i) the New Notes to be acquired by the Holder and each beneficial owner, if any, are being acquired in the ordinary course of business; (ii) neither the Holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of the Issuers or any of the Issuers’ subsidiaries; (iii) any person participating in the Exchange Offer with the intention or purpose of distributing New Notes received in exchange for Original Notes, including a broker-dealer that acquired Original Notes directly from the Issuers, but not as a result of market-making activities or other trading activities, will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes acquired by such person; (iv) if the Holder is not a broker-dealer, the Holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the New Notes received in exchange for Original Notes; and (v) if the Holder is a broker-dealer that will receive New Notes for the Holder’s own account in exchange for Original Notes, the Original Notes to be so exchanged were acquired by the Holder as a result of market-making or other trading activities and the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in the Exchange Offer. However, by so representing and acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder from Beneficial Owner letter contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations on their behalf.

The Issuers will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation or tender of Original Notes pursuant to the Exchange Offer. The Issuers will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to them, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

Additional copies of the enclosed materials may be obtained from the undersigned.

Very truly yours,

Albertsons Companies, LLC New Albertson’s, Inc. Safeway Inc. Albertson’s LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE ISSUERS OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

of

6.625% SENIOR NOTES DUE 2024

(CUSIP NUMBERS 013093 AA7/U01259 AA5)

and

5.750% SENIOR NOTES DUE 2025

(CUSIP NUMBERS 013093 AC3/U01259 AB3)

of

ALBERTSONS COMPANIES, LLC

NEW ALBERTSON’S, INC.

SAFEWAY INC.

ALBERTSON’S LLC

and the

ADDITIONAL ISSUERS

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated                 , 2017 (the “Prospectus”) of Albertsons Companies, LLC, a Delaware limited liability company, New Albertson’s, Inc., an Ohio corporation, Safeway Inc., a Delaware corporation and Albertson’s LLC, a Delaware limited liability company (the “Lead Issuers”) and the Additional Issuers (together with the Lead Issuers, the “Issuers”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Issuers’ offer (the “Exchange Offer”) to exchange (i) $1,000 principal amount of their 6.625% Senior Notes due 2024 (the “New 2024 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for each $1,000 principal amount of their issued and outstanding 6.625% Senior Notes due 2024 (the “Original 2024 Notes”) and (ii) $1,000 principal amount of their 5.750% Senior Notes due 2025 (together with the New 2024 Notes, the “New Notes”), which have been registered under the Securities Act, for each $1,000 principal amount of their issued and outstanding 5.750% Senior Notes due 2025 (together with the Original 2024 Notes, the “Original Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

$            of 6.625% Senior Notes Due 2024

$            of 5.750% Senior Notes Due 2025

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered (if any)):

$            of 6.625% Senior Notes Due 2024

$            of 5.750% Senior Notes Due 2025

☐ NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that: (i) the New Notes to be acquired by the Holder and each beneficial owner, if any, are being acquired in the ordinary course of business; (ii) neither the Holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of the Issuers or any of the Issuers’ subsidiaries; (iii) any person participating in the Exchange Offer with the intention or purpose of distributing New Notes received in exchange for Original Notes, including a broker-dealer that acquired Original Notes directly from the Issuers, but not as a result of market-making activities or other trading activities, will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes acquired by such person; (iv) if the Holder is not a broker-dealer, the Holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the New Notes received in exchange for Original Notes; and (v) if the Holder is a broker-dealer that will receive New Notes for the Holder’s own account in exchange for Original Notes, the Original Notes to be so exchanged were acquired by the Holder as a result of market-making or other trading activities and the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in the Exchange Offer. However, by so representing and acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

The instructions contained herein shall survive the death or incapacity of the undersigned and every obligation of the undersigned contained herein shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGN HERE

Name of Beneficial Owner(s)

(Please Print)

Signature(s)

Address

Telephone Number

Taxpayer Identification or Social Security Number

Date